EXHIBIT (i)(2)


                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 84 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated October 20, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 83.


                                        /s/ Maureen A. Gemma
                                        Maureen A. Gemma, Esq.


October 29, 2003
Boston, Massachusetts